UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2011
Patriot Coal Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400
St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 275-3600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Act”) was enacted. Section 1503 of the Act contains new reporting requirements regarding coal or other mine safety. On April 7, 2011, Patriot Coal Corporation (“Patriot”) disclosed the following Mine Safety and Health Act information.
     Patriot is furnishing this 8-K pursuant to Item 7.01, “Regulation FD Disclosure.” The information contained in this Current Report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
     The table below includes references to specific sections of the Mine Act. We are providing the information in the table by mining complex because that is how we manage and operate our business. The information in the table reflects citations and orders issued to us by MSHA during the three and twelve months ended December 31, 2010, as reflected in our records. Due to timing and other factors, the data in our system may not agree with the data maintained by MSHA.
Fourth Quarter 2010
For the three months ended December 31, 2010, except for pending legal actions, which are as of December 31, 2010:
(1)	For each coal or other mine, of which the issuer or a subsidiary of the issuer is an operator (number of occurrences, except for proposed assessment dollar values)

	(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)
								Pending
	Section	Section	Section	Section	Section	Proposed		Legal
	104	104(b)	104(d)	110(b)(2)	107(a)	Assessments	Fatalities	Action
						(in thousands)
Mining Complex
Big Mountain	37	—	1	—	1	$142.5	—	31
Blue Creek	2	—	—	—	—	2.9	—	1
Bluegrass	12	—	—	—	—	203.5	—	12
Campbell’s Creek	1	—	—	—	—	14.6	—	4
Corridor G	4	—	—	—	—	—	—	—
Dodge Hill	7	—	—	—	—	16.2	—	13
Federal	41	1	1	—	—	19.2	—	36
Highland	36	—	—	—	—	47.6	—	60
Jupiter	—	—	—	—	—	0.1	—	15
Logan County	—	—	—	—	—	11.4	—	4
Paint Creek	6	—	—	—	—	116.3	—	8
Panther	43	1	4	—	1	35.3	—	39
Remington	—	—	—	—	—	—	—	8
Rocklick	6	—	—	—	—	79.9	—	54
Wells	11	—	2	—	—	18.7	—	11
Other Closed Operations	1	—	—	—	—	0.3	—	—

Full Year 2010
For the twelve months ended December 31, 2010, except for pending legal actions, which are as of December 31, 2010:
(1)	For each coal or other mine, of which the issuer or a subsidiary of the issuer is an operator (number of occurrences, except for proposed assessment dollar values)

	(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)
								Pending
	Section	Section	Section	Section	Section	Proposed		Legal
	104	104(b)	104(d)	110(b)(2)	107(a)	Assessments	Fatalities	Action
						(in thousands)
Mining Complex
Big Mountain	117	1	8	—	2	$456.6	—	31
Blue Creek	17	—	—	—	2	16.1	—	1
Bluegrass	126	—	—	—	—	336.1	—	12
Campbell’s Creek	13	—	—	—	—	34.3	—	4
Corridor G	26	—	—	—	—	20.3	—	—
Dodge Hill	65	—	—	—	—	147.0	—	13
Federal	237	5 *	21	—	1 *	151.4	—	36
Highland	142	3	3	—	—	410.5	—	60
Jupiter	—	—	—	—	—	0.2	—	15
Logan County	20	—	—	—	—	40.9	—	4
Paint Creek	31	—	—	—	—	165.8	—	8
Panther	120	1	4	—	2 *	333.1	—	39
Remington	—	—	—	—	—	—	—	8
Rocklick	107	3	4	—	1	444.8	—	54
Wells	37	—	2	—	—	42.6	—	11
Other Closed Operations	2	—	—	—	—	0.8	—	—

(A)	The total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under section 104 of the Mine Safety and Health Act of 1977 (30 U.S.C. 814) for which the operator received a citation from the Mine Safety and Health Administration

(B)	The total number of orders issued under section 104(b) of such Act (30 U.S.C. 814(b))

(C)	The total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d) of such Act (30 U.S.C. 814(d))

(D)	The total number of flagrant violations under section 110(b)(2) of such Act (30 U.S.C. 820(b)(2))

(E)	The total number of imminent danger orders issued under section 107(a) of such Act (30 U.S.C. 817(a))

(F)	The total dollar value of proposed assessments from the Mine Safety and Health Administration under such Act (30 U.S.C. 801 et seq.)

(G)	The total number of mining-related fatalities

(H)	Any pending legal action before the Federal Mine Safety and Health Review Commission involving such coal or other mine

The number of pending legal actions includes one case that is currently under appellate review by the Federal Mine Safety and Health Review Commission. The remaining matters are pending before the Office of Administrative Law Judges of the Federal Mine Safety and Health Review Commission.

*	On September 22, 2010, MSHA agreed to vacate the Section 104(b) order issued on September 14, 2010 and the Section 107(a) order issued on September 9, 2010 to the Federal No. 2 Mine. On November 10, 2010, MSHA agreed to vacate the Section 107(a) order issued on November 9, 2010 to a mine at our Panther Complex.
(2)	A list of such coal or other mines, of which the issuer or a subsidiary of the issuer is an operator, that receive written notice from the Mine Safety and Health Administration of — (A) a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health and safety hazards under section 104(e) of such Act (30 U.S.C. 814 (e)); or (B) the potential to have such a pattern.

None

(3)	Any pending legal action before the Federal Mine Safety and Health Review Commission involving such coal or other mine. See footnote (H) in the table above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 7, 2011

PATRIOT COAL CORPORATION
By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer